Exhibit 99.1

Armstrong World Industries to Attend the 2026 Bank of America Securities Industrials, Transportation and Airlines Key Leaders Conference

LANCASTER, Pa., May 11, 2026 – Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design and manufacture of innovative interior and exterior architectural applications including ceilings, specialty walls, and exterior metal solutions, today announced that President & Chief Executive Officer Mark Hershey and SVP & Chief Financial Officer Chris Calzaretta will be hosting investor meetings at the Bank of America Securities Industrials, Transportation and Airlines Key Leaders Conference in New York on May 12, 2026.

In connection with this conference, Armstrong published an updated Investor Presentation. This presentation can be found in the Events & Presentations section of its Investor Relations website at www.armstrong.com.

About Armstrong

Armstrong World Industries, Inc. (AWI) is an Americas leader in the design and manufacture of innovative interior and exterior architectural applications including ceilings, specialty walls and exterior metal solutions. For more than 165 years, Armstrong has delivered products and capabilities that enable architects, designers and contractors to transform building design and construction with elevated aesthetics, acoustics and sustainable attributes. With $1.6 billion in revenue in 2025, AWI has approximately 4,000 employees and a manufacturing network of 24 facilities, plus seven facilities dedicated to its WAVE joint venture.

Contact
Investors & Media: Theresa Womble, VP, Investor Relations and Corporate Communications

tlwomble@armstrong.com or (717) 396-6354

Investors: Morgan Leitzel, Investor Relations Manager

mcleitzel@armstrong.com or (717) 396-2240